Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NovAccess Global Inc.

Convertible Promissory Note

$100,000	August 8, 2022

For Value Received, NovAccess Global Inc., a Colorado corporation (the “Company”), hereby promises to pay to Nyla Sakakura-Clark (“Holder”), or her registered assigns, in lawful money of the United States of America, $100,000, plus interest on the aggregate unpaid principal balance from time to time outstanding at the rate of 12% per annum from the date hereof, as provided for in this Convertible Promissory Note (this “Note”).

1.         Payment. The Company will repay to Holder all principal amounts outstanding under this Note, plus accrued and unpaid interest, on August 8, 2023. Provided, however, that after October 31, 2022, if the Company has received debt or equity financing of at least $3.0 million, then Holder may call for payments of outstanding principal and interest under this Note at any time or from time to time by giving notice in writing to the Company at least five business days before the date payment is due. The Company may prepay all or any part of the balance owed under this Note at any time without penalty. Upon payment in full of the principal balance of this Note, and accrued and unpaid interest, this Note will be automatically cancelled and the Company’s payment obligations under this Note will be extinguished.

2.         Events of Default. The Company’s failure to pay any obligation under this Note when due constitutes an “Event of Default” under this Note. While an Event of Default has occurred and is continuing, all amounts due under this Note, including any accrued interest payable hereunder, will bear additional interest at a rate of 14% per annum.

3         Conversion Right. The Holder shall have the right, until the date of payment in full of all amounts outstanding under this Note, to convert all or any part of the outstanding and unpaid principal, interest, and any other amounts under this Note, into fully paid and non-assessable shares of the Company’s common stock, no par value (the “Common Stock”), or any shares of capital stock or other securities of the Company into which such Common Stock is hereafter changed or reclassified, at the Conversion Price (as defined below) as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each Conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date of the Holder’s written notice of Conversion delivered to the Company (the “Notice of Conversion”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of the principal, interest and any other payments due under this Note, specified by the Holder in the Notice of Conversion be converted in such Conversion.

Subject to the adjustments described herein, the “Conversion Price” shall equal $0.15. If the Company splits or combines the Common Stock or engages in any comparable transaction, the Conversion Price shall be adjusted accordingly as determined in good faith by the Company’s board of directors (for example, if the Common Stock is reverse split one-for-ten, then the Conversion Price then in effect would be multiplied by ten). The Company shall notify Holder in writing of any adjustment to the Conversion Price. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (a) such shares are sold pursuant to an effective registration statement under the Securities Act; (b) the shares to be sold or transferred may be sold or transferred pursuant to Rule 144 under the Securities Act or other applicable exemption; or (c) such shares are transferred in a private sale subject to applicable restrictions, and each certificate for shares of Common Stock issuable upon conversion of this Note will bear an appropriate restrictive legend.

4.         Miscellaneous.

(a)    Successors and Assigns; Transfer of this Note. The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(b)    Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

(c)    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of law provisions of the State of Ohio, or of any other state.

(d)    Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Holder hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(e)    Holder’s Acknowledgments. Holder represents that Holder is an accredited investor as defined in Rule 501 under the Securities Act of 1933 and understands that this Note is a risky investment and can bear the loss of the full amount invested.

(f)         Attorneys’ Fees. If the amounts due under this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of an attorney for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

NovAccess Global Inc.

/s/ Dwain K. Morris-Irvin

By Dwain K. Morris-Irvin, Chief Executive Officer

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